Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Quarterly Report on Form 10-Q of American Woodmark Corporation for the quarter ended January 31, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 9, 2005	/s/ James J. Gosa
James J. Gosa
Chairman and Chief Executive Officer
(Principal Executive Officer)

Date: March 9, 2005	/s/ Jonathan H. Wolk
Jonathan H. Wolk
Vice President and Chief Financial Officer
(Principal Financial Officer)